BYLAWS
                             OF CONAGRA FOODS, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1. Principal Executive Office. The principal executive office of ConAgra Foods, Inc. (ConAgra) shall be located in the City of Omaha, County of Douglas, State of Nebraska. ConAgra may have such other offices as the Board of Directors may designate or as the business of ConAgra may require from time to time.

     Section 2. Principal Place of Business. The principal place of business may be, but need not be, identical with the location of the principal executive office. The resident agent of ConAgra shall be as designated in the Certificate of Incorporation of ConAgra (the "Certificate of Incorporation").

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual Meetings. The annual meeting of the stockholders shall be held on a date and at an hour determined by the Board of Directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the Chief Executive Officer of ConAgra or by a majority of the entire Board of Directors of ConAgra.

     Section 3. Place of Meeting. The Board of Directors may designate Omaha, Douglas County, Nebraska, or such other place, either within or without the State of Nebraska, as the place of meeting for any annual meeting or any special meeting.

     Section 4. Notice of Meeting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice of a meeting of stockholders stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the Chairman of the Board, Chairman of the Executive Committee, or the Chief Executive Officer, or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the address listed on the stock transfer books of ConAgra with postage prepaid. ConAgra need not send notices to stockholders for whom ConAgra has no current address, and action taken without notice to such persons has the same force and effect as if notice had been given to them. ConAgra shall be deemed to have no current stockholder address when (1) notice of 2 consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such 2 consecutive annual meetings, or (2) all, and at least 2, payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such person at such person's address as shown on the records of ConAgra and have been returned undeliverable. If any such person shall deliver to ConAgra a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Voting Lists. The officer or agent having charge of the stock transfer ledger for shares of ConAgra shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting in accordance with applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence detailing stockholders who are entitled to examine such list or to vote in person or by proxy at such election.

     Section 7. Quorum. A majority of the outstanding shares of ConAgra entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, the Chairman or a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 8. Proxies; Voting. At all meetings of stockholders, a stockholder may vote by proxy. Such proxy shall be filed with the Secretary of ConAgra at or prior to the time of such meeting. Unless otherwise provided in the proxy, it shall be valid from the date of its execution until three years after its date of execution. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect the directors. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to ConAgra, as otherwise provided by law or pursuant to any regulation applicable to ConAgra or its securities, be decided by the affirmative vote of the holders of a majority of the shares of stock of ConAgra which are present in person or by proxy and entitled to vote thereon.

     Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such corporation's duly authorized officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian, conservator, or other fiduciary may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of such person. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote such shares held without a transfer of such shares into his name, as trustee.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court.

     Persons whose stock is pledged shall be entitled to vote, unless the pledgor has effected the transfer on the books of ConAgra and has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.

     Shares of its own stock belonging to ConAgra or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by ConAgra, shall neither be entitled to vote nor be accounted for quorum purposes; provided, however, that the foregoing shall not limit the right of ConAgra or any subsidiary of ConAgra to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     Section 10. Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of ConAgra who was a stockholder of record at the time of giving of notice provided for in Section 4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
10. For business to be properly brought before an annual meeting by a stockholder, a stockholder must have given timely notice thereof in writing to the Secretary of ConAgra and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of ConAgra, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholders notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of ConAgra, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on ConAgra's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of ConAgra which are owned of record and beneficially by the stockholder and beneficial owner, if any, (d) any material interest of the stockholder and beneficial owner, if any, in such business, (e) a representation that the stockholder is a holder of record of stock of ConAgra entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of ConAgra's outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise solicit proxies from stockholders in support of such proposal. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 10, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 11. Notice of Stockholder Nominees at an Annual Meeting. Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of ConAgra may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of ConAgra who was a stockholder of record at the time of giving of notice provided for in Section 4, who is entitled to vote at the annual meeting and entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 11. For nominations to be properly brought at an annual meeting by a stockholder, a stockholder must have given timely notice in writing to the Secretary of ConAgra. To be timely, a stockholders notice shall be delivered to or mailed and received at the principal executive offices of ConAgra not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclose in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such persons written consent to be named as a nominee and to serving as the director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on ConAgra's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made (ii) the class and number of shares of ConAgra which are owned of record and beneficially by such stockholder and beneficial owner, if any, (iii) a representation that the stockholder is a holder of record of stock of ConAgra entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of ConAgra s outstanding capital stock required to elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors any person nominated by a stockholder for election as a director shall furnish to the Secretary of ConAgra that information required to be set forth in a stockholders notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of ConAgra unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if such person should so determine, such person shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 12. Notice of Stockholder Nominees at a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to ConAgra's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to ConAgra's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of ConAgra who is a stockholder of record at the time of giving of notice provided for in Section 4, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in Section 11. In the event ConAgra calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in ConAgra's notice of meeting, if the stockholder's notice required by Section 11 shall be delivered to the Secretary at the principal executive offices of ConAgra not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     Notwithstanding the foregoing provisions of Sections 10, 11 and 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Sections 10, 11 and 12.

     Section 13. Inspectors of Elections. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve ConAgra in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

     Section 14. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts, as in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. General Powers. The business and affairs of ConAgra shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of ConAgra and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

     Section 2. Number, Tenure and Qualifications. The number of directors of ConAgra, not less than nine nor more than sixteen, shall be fixed by resolution of the Board of Directors and may be altered from time to time by a resolution of the Board of Directors. Directors need not be residents of the State of Delaware or stockholders of ConAgra. Until the annual election of directors by the stockholders in 2008, the directors shall be divided into three classes:
Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the class of directors elected in 2003 shall expire at the annual election of directors by the stockholders in 2006, the term of office of the class of directors elected in 2004 shall expire at the annual election of directors by the stockholders in 2007, and the term of office of the class of directors elected in 2005 shall expire at the annual election of directors by the stockholders in 2008, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of ConAgra held after 2005, the directors chosen to succeed those whose terms are then expired shall be elected by the stockholders of ConAgra for a term ending at the annual election of directors by the stockholders following the annual election of directors by the stockholders at which the director was elected, or thereafter when their respective successors in each case are elected by the stockholders and qualify. Commencing with the annual election of directors by the stockholder in 2008, the classification of the Board of Directors shall terminate and all directors shall be of one class. It shall be a qualification for initial election of a person to the Board of Directors that such person shall have executed an insider trading agreement with the company, such agreement to become effective upon such person's election to the Board of Directors. It shall be a qualification for reelection of any director to the Board of Directors that such director, while a director, shall have at all times after April 10, 2002 been a signatory to and have been in full compliance with an insider trading agreement with the company. As used in the two preceding sentences, "insider trading agreement' shall mean an agreement, in such form as shall be approved from time to time by the Board of Directors, relating to the purchase or other acquisition, and the sale or other disposition, of securities of the company by directors of the company.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held on the same date as the annual meeting of stockholders. Three or more other regular meetings of the Board of Directors shall be held during the year with such meetings on dates approved by a majority of the Board of Directors. The Chairman of the Board or the Chief Executive Officer or the Secretary shall designate the time and place of such meeting by notice to each director at least ten days before the meeting. In the event meeting dates are not approved by a majority of the Board of Directors, regular meetings shall be held on the third Thursday of January, May, July and September. Meetings of the Board of Directors may be held either within or without the State of Delaware. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the regular meetings or additional regular meetings without other notice than such resolution.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chairman of the Executive Committee, Chief Executive Officer, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. Notice. Notice shall be given three days in advance of any special meeting of the Board of Directors, or in emergency situations designated by the Chairman of the Board, Chairman of the Executive Committee, or the Chief Executive Officer, 12 hours' notice of a special meeting of the Board of Directors may be given, by telegram, telephone, personal delivery, telecopier or other means of electronic transmission. Notices of other meetings of the Board of Directors may be given by mail or may (and, if three or fewer days notice is given, shall) be given by telegram, telephone, personal delivery, telecopier or other means of electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when transmitted. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. Quorum. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7. Manner of Acting. Except as otherwise required by applicable law, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or electronic transmissions delivered by all members of the Board of Directors, and such written consent or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors. A consent in lieu of meeting may be made either by one consent signed by all the directors or by individual consents signed by each director. The directors may also meet by means of conference telephone or other communications equipment as provided by Delaware law.

     Section 8. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such directors successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the full Board of Directors shall shorten the term of any incumbent director.

     Section 9. Compensation. By resolution of the Board of Directors, the directors may be paid expenses, if any, for attendance at each meeting of the Board of Directors. In addition, by resolution of the Board of Directors, each director may be paid an annual retainer fee and committee fees for services as director and may also receive a fee for attendance at regular or special meetings of the Board of Directors. No such payment shall preclude any director from serving ConAgra in any other capacity and receiving compensation therefor.

     Section 10. Directors' Executive Committee. An Executive Committee of three or more directors may be designated by resolution passed by a majority of the Board of Directors. The Board of Directors shall designate one director as chairman of the committee, and may designate one or more directors as alternate members of the committee who may replace any absent or disqualified member at any meeting of the committee. During the intervals between meetings of the Board of Directors, the committee shall advise and aid the officers of ConAgra in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board of Directors from time to time. The committee shall possess and may exercise all the powers of the Board of Directors while the Board of Directors is not in session, but specifically shall not have the authority of the Board of Directors in reference to:

1.   Amending the Certificate of Incorporation.

2.   Adopting a plan of merger or consolidation.

3. Recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of ConAgra.

4. Recommending to the stockholders a voluntary dissolution of ConAgra or a revocation thereof.

5.   Amending the By-Laws of ConAgra.

6. Any power which has been delegated to other committees in accordance with these By-Laws.

7. Electing any director or electing or removing any member of the Executive Committee or any principal officer, or

8. Declaring any dividend or authorizing any distribution on any shares of capital stock of ConAgra.

     Section 11. Human Resources Committee. A Human Resources Committee shall be designated by a resolution passed by a majority of the Board of Directors. The Board of Directors shall appoint one of the Committee members to serve as Chairman.

     Section 12. Audit Committee. An Audit Committee shall be designated by a resolution passed by a majority of the Board of Directors. The Board of Directors shall appoint one of the Committee members to serve as Chairman.

     Section 13. Other Committees. One or more other Board of Directors' committee members and chairman thereof may be designated by resolution passed by a majority of the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number and Status. The Board of Directors will elect a chairman of the Board of Directors, may elect a vice-chairman of the Board of Directors, and may elect such honorary (non-voting) directors as deemed advisable. The elected officers of ConAgra shall consist of the Chief Executive Officer (CEO) who shall also carry the legal title of president; one or more elected corporate Vice Presidents (the number thereof to be determined by the CEO); a Secretary; and may include a Chief Operating Officer. The CEO shall be nominated and elected by the Board of Directors. Other elected officers shall be nominated by the CEO and elected by a majority of the Board of Directors. Other corporate officers, including a Treasurer, and assistant corporate officers as may be deemed necessary by the CEO, may be appointed by the CEO and shall be confirmed by the Board of Directors. The CEO may also designate as many operating company officers as the CEO deems necessary to manage operating units of ConAgra; authority of such operating company officers shall relate only to businesses for which they have been assigned responsibility. No authority granted to such operating company officers shall conflict with authorities granted by these By-Laws or by resolutions of the Board of Directors.

     Section 2. Election and Term of Office. The officers of ConAgra to be elected or confirmed by a majority of the Board of Directors shall be elected and confirmed annually at a meeting of the Board of Directors. Each officer shall hold office until the officer's death, or resignation, or removal in the manner hereinafter provided.

     Section 3. Removal. Officers elected by the Board of Directors may be removed at any time by a majority vote of the Board of Directors, or by the CEO with such action to be affirmed by a majority vote of the Board of Directors. Appointed corporate and operating company officers may be removed from office by the CEO or any officer designated by the CEO to have such authority. The acceptance of office by an officer shall constitute acceptance of this provision.

     Section 4. Vacancies. A vacancy in any elected office because of death, resignation, removal, disqualification or otherwise, shall be filled by a majority vote of the Board of Directors for the unexpired portion of the term. The CEO may fill vacancies of appointed corporate and operating company officers.

     Section 5. Chairman of the Board of Directors. The chairman of the Board of Directors shall preside at all meetings of stockholders and the Board of Directors, and shall have such other duties as may be assigned by resolution of the Board of Directors.

     Section 6. Vice Chairman of the Board of Directors. The vice chairman of the Board of Directors, if any, may preside at meetings of the Board of Directors in the absence of the chairman of the Board of Directors and the CEO, and shall have such other duties as may be assigned by resolution of the Board of Directors.

     Section 7. Chief Executive Officer (CEO). Subject to the authority of the Board of Directors, the Chief Executive Officer (who shall also carry the legal title of president) shall be the highest ranking management officer of ConAgra, lead its business affairs and perform all duties incident to the office of chief executive. The CEO shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the chairman of the Board of Directors. The CEO (as president) may sign with the Secretary or any other elected officer, certificates for shares of ConAgra; and may sign (or authorize a designee to sign) deeds, mortgages, bonds, contracts, or other instruments within authority granted by the Board of Directors (except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of ConAgra). The CEO shall assign job duties, responsibilities, and authorities to other officers of ConAgra, or designate others to do so. In the event of the CEO's inability to serve, CEO duties shall be temporarily fulfilled, pending action by the Board of Directors, first by the Chairman of the Board, or next in line by the Chairman of the Executive Committee, or next by the Chairman of the Audit Committee, or next by the Chairman of the Compensation Committee.

     Section 8. Corporate Vice Presidents. Any elected Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of ConAgra. Each ConAgra vice president shall perform such duties and have such responsibility and authority as from time to time may be assigned by the CEO, an officer so authorized by the CEO.

     Section 9. The Secretary. The Secretary shall: (a) keep the minutes of the stockholders' meetings and of the Board of Directors' meetings; (b) see that all notices are fully given in accordance with the provisions of these By-Laws or required by law; (c) be custodian of ConAgra minutes and of the seal of ConAgra;
(d) sign certificates for shares of ConAgra, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) supervise activities of transfer agents and registrars; and (f) in general perform duties incident to the office of the Secretary as from time to time may be assigned by the CEO or the Board of Directors.

     Section 10. The Treasurer. The Treasurer shall perform duties incident to the office of the Treasurer in accordance with these By-Laws, and shall perform such other duties as, from time to time, may be assigned by the CEO, Board of Directors, or officer to whom the Treasurer reports.

     Section 11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, by the CEO or by the Board of Directors.

     Section 12. Salaries. The salaries of the elected and confirmed officers shall be fixed from time to time by the Board of Directors or by those so authorized by the Board of Directors. No officer shall be prevented from receiving a salary by reason of the fact that such person is also a director of ConAgra.

                                    ARTICLE V
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of ConAgra, and such authority may be general or confined to specific instances.

     Section 2. Loans. No loans shall be contracted on behalf of ConAgra and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks, Drafts, etc. All checks, drafts, other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of ConAgra shall be executed on behalf of ConAgra only by those who are authorized by the Board of Directors or by those whom the Board may designate to give such authorization. Such authorization may be general or confined to specific instances.

     Section 4. Deposits. All funds of ConAgra not otherwise employed shall be deposited to the credit of ConAgra in banks, trust companies, or other depositaries, approved in accordance with resolutions of the Board of Directors.

                                   ARTICLE VI
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of ConAgra shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, President, or a Corporate Vice President and by the Secretary or an Assistant Secretary, except that the signatures of any such Chairman, President, Corporate Vice President, Secretary or Assistant Secretary may be facsimiles, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of ConAgra. All certificates surrendered to ConAgra, or its agent, for transfer shall be canceled and a new certificate shall be issued only after the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to ConAgra as the Board of Directors may prescribe.

     Section 2. Transfer of Shares. Transfer of shares of ConAgra shall be made only on the stock transfer books of ConAgra by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the transfer agent of ConAgra, and on surrender for cancellation of the certificate for such shares. To the fullest extent permitted by law, the person in whose name shares stand on the books of ConAgra shall be deemed by ConAgra to be the owner thereof for all purposes.

     Section  3.   Charge  for   Certificates.   ConAgra  may  invoke  a  charge
approximately equal to the cost of issuing a stock certificate for each certificate of stock to be issued or reissued in excess of the minimum number of certificates required, if the number of certificates requested by a stockholder is deemed by the Secretary to be unreasonable.

                                   ARTICLE VII
                         INDEMNIFICATION AND ADVANCEMENT

     Section 1. Actions by Others. ConAgra shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of ConAgra) by reason of the fact that such person is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ConAgra, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the conduct was criminal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of ConAgra, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was criminal.

     Section 2. Actions by or in the Right of ConAgra. ConAgra shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of ConAgra to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ConAgra and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to ConAgra unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 3. Successful Defense. To the extent that a director, officer, employee or agent of ConAgra has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 4. Specific Authorization. Any indemnification under Section 1 and 2 of this Article (unless ordered by a court) shall be made by ConAgra only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination (1) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 5. Advance of Expenses. Expenses incurred by an elected officer or director in defending a civil or criminal action, suit or proceeding shall be paid by ConAgra in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or elected officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by ConAgra as authorized in this Article. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation or these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. Insurance. ConAgra may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ConAgra, or is or was serving at the request of ConAgra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such persons status as such, whether or not ConAgra would have the power to indemnify such person against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware, or otherwise.

     Section 8. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of ConAgra" shall include any service as a director, officer, employee or agent of ConAgra which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of ConAgra" as referred to in this Article.

     Section 9. Invalidity of any Provisions of this Article. The invalidity or unenforceability of any provisions of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

     Section 10. Continuation of Indemnification. The indemnification and advancement of expenses, to the extent provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. All rights to indemnification provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall be deemed to be a contract between ConAgra and each director, officer, employee, or agent of ConAgra who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII shall not in any way diminish any rights to indemnification of such directors, officer, employee or agent, or the obligations of ConAgra arising hereunder in respect to any act or omission occurring prior to the time of such repeal or modification.

     Section 11. Certain Claims. Notwithstanding Section 1 and Section 2 of this
Article VII, ConAgra shall be required to indemnify a person described in the first sentence of Section 1 or Section 2 of this Article VII in connection with an action, suit or proceeding (or part thereof) commenced by such a person only if the commencement of such proceeding (or part thereof) by such person was authorized by the Board of Directors.

                                  ARTICLE VIII
                                   FISCAL YEAR

     The fiscal year of ConAgra shall end on the last Sunday in May.

                                   ARTICLE IX
                                    DIVIDENDS

     The Board of Directors may from time to time declare, and ConAgra may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

                                    ARTICLE X
                                      SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of ConAgra Foods, Inc. on the outer edge, and the words, "Corporate Seal," in the center.

                                   ARTICLE XI
                                WAIVER OF NOTICE

     Whenever any notice is required to be given to any stockholder or director of ConAgra under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the laws of Delaware, a waiver thereof given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII
                                   AMENDMENTS

     These By-Laws may be altered, amended, or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.